Exhibit 99.1

News Release

For Immediate Release
August 30, 2012

The Carlyle Group to Buy DuPont Performance Coatings Business for $4.9 Billion

WILMINGTON, Del. and WASHINGTON, DC – Global alternative asset manager The Carlyle Group (NASDAQ: CG) and DuPont (NYSE: DD) today announced that they have signed a definitive agreement whereby Carlyle will purchase DuPont Performance Coatings (DPC) for $4.9 billion in cash. The transaction is expected to close in the first quarter 2013, subject to customary closing conditions and regulatory approvals.

DPC is a global supplier of vehicle and industrial coating systems with 2012 expected sales of more than $4 billion and more than 11,000 employees. The investment will be funded with equity from Carlyle Partners V and Carlyle Europe Partners III.

“DuPont Performance Coatings is a leader in the automotive and industrial coatings sectors with world-class products and customer service. The business continues to grow and deliver solid results. After a careful review, however, we have determined that DPC’s full growth potential would be best realized outside DuPont and through the sale to Carlyle,” said DuPont Chair and CEO Ellen Kullman. “This transaction is consistent with our vision to be the world’s most dynamic science company and long-term strategy of driving competitive advantages in agriculture and nutrition, advanced materials and biotechnology, which represent high-growth, high-margin opportunities.”

Greg Ledford, Carlyle Managing Director and Head of the Industrial and Transportation team, said, “DuPont Performance Coatings is a successful business with attractive market positions, next-generation technology and established brands. Through targeted investments we will support DPC’s product development and growth objectives as it transitions to a stand-alone company. We look forward to working with management to fully realize DPC’s great potential.”

Gregor Böhm, Managing Director and Co-head of Carlyle’s Europe Buyout team, said, “DuPont Performance Coatings is a technology innovator and we look forward to building on its strong market presence to accelerate growth in emerging markets, particularly in China and Brazil.”

Kullman stressed that DuPont remains committed to serving the automotive industry. Following the closing of this transaction, DuPont will generate more than $3 billion in sales of advanced materials to the auto industry. “We will continue to work closely with automotive customers to apply our science-powered innovations related to light weighting of vehicles, revolutionary and environmentally friendly refrigerants, biobased seat fabrics and headliners, and next-generation biofuels,” Kullman said.

Beginning with the third quarter 2012, DuPont will classify and report results of DPC as discontinued operations on a retroactive basis. DuPont expects 2012 full-year earnings from discontinued operations to be in the range of $.41 to $.47 per share. Full-year 2012 guidance was last updated on and as of July 24, 2012, and is not being updated today. The company will begin providing full-year 2012 guidance from continuing operations when it issues its third quarter earnings announcement on Oct. 23.

DuPont plans to eliminate general corporate overhead costs that were previously allocated to DPC but are not part of the transaction. Additional details will be provided during DuPont’s third quarter earnings announcement. As part of the transaction, Carlyle will assume $250 million of DuPont’s unfunded pension liabilities. DuPont will use the net after-tax proceeds of this sale in a manner consistent with its cash deployment principles and goal to maximize shareholder value creation.

Carlyle’s industrial and automotive investments include Allison Transmission, Hertz and PQ Corporation, as well as recent commitments to invest in Hamilton Sundstrand Industrial, Sunoco’s Philadelphia refinery and regional rail freight operator Genesee & Wyoming.

Investors’ Webcast
DuPont will host a webcast and slide presentation for shareholders, investors and the media today at 9:00 a.m. EDT, accessible through the DuPont Investor Center at www.dupont.com.

About DuPont Performance Coatings

Founded in 1922 and headquartered in Wilmington, Del., DuPont Performance Coatings is the leading global manufacturer, marketer and distributor of advanced coating systems primarily for the transportation industry. The company comprises four segments: refinish, OEM, industrial liquid and powder. With a consistently premium product, the firm is considered to be one of the highest quality paint providers in the auto refinish, OEM and liquid coatings market. The company operates manufacturing sites on six continents, serving customers in 120 countries directly and through 4,000 distributors.

About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $156 billion of assets under management across 99 funds and 63 fund of fund vehicles as of June 30, 2012. Carlyle’s purpose is to invest wisely and create value. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs 1,300 people in 32 offices across six continents. www.carlyle.com; www.youtube.com/onecarlyle

About DuPont
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements
This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

Contacts:

Carlyle: Liz Gill, +1-202-729-5385, Elizabeth.gill@carlyle.com

DuPont: Michael J. Hanretta, +1-302-774-4005, michael.j.hanretta@usa.dupont.com

2